Exhibit 13(g)

                  Fourth Amendment to Financial Agent Agreement

                               FOURTH AMENDMENT TO
                               -------------------

                            FINANCIAL AGENT AGREEMENT

         THIS AMENDMENT made effective as of the 9th day of August, 2002 amends that certain Financial Agent Agreement dated December 11, 1996, as amended (collectively, the "Agreement"), by and between Phoenix Equity Planning Corporation (the "Financial Agent") and The Phoenix Edge Series Fund (the "Trust") as hereinbelow provided.

                                   WITNESSETH:

         WHEREAS, the parties hereto wish to amend the Agreement to reflect the existence of those series of the Trust as more particularly described in Exhibit 1 attached hereto and made a part hereof.

         NOW, THEREFORE, in consideration of the foregoing premise, and other good and valuable consideration, the parties hereby agree that the Agreement is hereby amended as follows:

3. All references to the Trust shall mean and refer to The Phoenix Edge Series Fund and each of the series thereof as more particularly described in
     Exhibit 1, as the same may be amended from time to time.

4. Except as hereinabove and hereinbefore amended, this Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day and year first above written.

                                         The Phoenix Edge Series Fund


                                         By:/s/ Simon Y. Tan
                                             -----------------------------------
                                         Name:  Simon Y. Tan
                                         Title: President


                                         Phoenix Equity Planning Corporation


                                         By:/s/ William R. Moyer
                                             -----------------------------------
                                         Name:  William R. Moyer
                                         Title: Executive Vice President, Chief
                                                Financial Officer and Treasurer

                                                                       Exhibit 1
                                                                       ---------

                     SERIES OF THE PHOENIX EDGE SERIES FUND

Phoenix-Aberdeen International Series
Phoenix-Aberdeen New Asia Series
Phoenix-AIM Mid-Cap Equity Series
Phoenix-Alliance/Bernstein Growth + Value Series
Phoenix-Deutsche Dow 30 Series
Phoenix-Deutsche Nasdaq-100 Index(R) Series
Phoenix-Duff & Phelps Real Estate Securities Series
Phoenix-Engemann Capital Growth Series
Phoenix-Engemann Small & Mid-Cap Growth Series
Phoenix-Federated U.S. Government Bond Series
Phoenix-Goodwin Money Market Series
Phoenix-Goodwin Multi-Sector Fixed Income Series
Phoenix-Hollister Value Equity Series
Phoenix-J.P. Morgan Research Enhanced Index Series
Phoenix-Janus Flexible Income Series
Phoenix-Janus Growth Series
Phoenix-Kayne Large-Cap Core Series
Phoenix-Kayne Small-Cap Quality Value Series
Phoenix-Lazard International Equity Select Series
Phoenix-Lazard Small-Cap Value Series
Phoenix-Lazard U.S. Multi-Cap Series
Phoenix-Lord Abbett Bond-Debenture Series
Phoenix-Lord Abbett Large-Cap Value Series
Phoenix-Lord Abbett Mid-Cap Value Series
Phoenix-MFS Investors Growth Stock Series
Phoenix-MFS Investors Trust Series
Phoenix-MFS Value Series
Phoenix-Oakhurst Growth and Income Series
Phoenix-Oakhurst Strategic Allocation Series
Phoenix-Sanford Bernstein Global Value Series
Phoenix-Sanford Bernstein Mid-Cap Value Series
Phoenix-Sanford Bernstein Small-Cap Value Series
Phoenix-Seneca Mid-Cap Growth Series
Phoenix-Seneca Strategic Theme Series
Phoenix-State Street Research Small-Cap Growth Series
Phoenix-Van Kampen Focus Equity Series